Exhibit 8.1

SIGNIFICANT SUBSIDIARIES OF ELEVRA LITHIUM LIMITED

Name	State or Other Jurisdiction of Incorporation or Organization
Sayona East Kimberley Pty Ltd	Queensland, Australia
Sayona International Pty Ltd	Queensland, Australia
Sayona Lithium Pty Ltd	Queensland, Australia
9474-9454 Québec Inc.	Québec, Canada
Sayona Inc.	Québec, Canada
Sayona North Inc.	Québec, Canada
Sayona Québec Inc.	Québec, Canada
North American Lithium Inc.	Québec, Canada
Piedmont Lithium Inc.	Delaware
Piedmont Lithium Carolinas, Inc.	North Carolina
Piedmont Lithium Cayman Inc.	Cayman Islands
Piedmont Lithium Finland Holdings, LLC	Delaware
Piedmont Lithium Finland Oy	Finland
Lasec Exploration Canada Inc.	Ontario, Canada
Piedmont Lithium International Canada BC ULC	British Columbia, Canada
Piedmont Lithium Newfoundland Holdings, LLC	Delaware
Piedmont Lithium PTY LTD	Western Australia, Australia
Piedmont Lithium Quebec Holdings, LLC	Delaware
Piedmont Lithium Ghana Holdings, LLC	Delaware
PLNC Holdings, LLC	Delaware
PLNC Land, LLC	Delaware
PLTN Holdings, LLC	Delaware
PLTN Land, LLC	Delaware
PLTN Real Estate, LLC	Delaware
Piedmont Lithium International US, LLC	Delaware